SECURED PROMISSORY NOTE

$125,000.00	December 15, 2006

FOR VALUE RECEIVED, BPO Management Services, Inc., a Delaware corporation (formerly netGuru, Inc., “Maker”), promises to pay to Das Family Holdings, a California corporation (“Payee”), or order, at 1290 N. Hancock Street, Anaheim, California 92807-1924, or elsewhere as Payee shall hereafter designate by written notice to Maker, in lawful money of the United States of America, the sum of One Hundred Twenty-Five Thousand Dollars ($125,000.00) on March 31, 2007, plus simple interest at ten percent (10%) per annum, but in any case, not to exceed the maximum rate permitted by law. All sums owing hereunder are payable in lawful money of the United States of America.

Pursuant to the Uniform Commercial Code (“UCC”), Maker hereby grants to Payee a first priority security interest in the main operating bank account of Maker (and any successor account or accounts thereto) and all proceeds thereof (the “Collateral”). Maker covenants and agrees that substantially all of its and its subsidiaries’ operating capital shall be contained in the account included as Collateral during the term of this Note. To the extent that a new main operating bank account is established, such account shall be included in the Collateral and Maker shall execute all documents and perform all actions reasonably requested by Payee to satisfy such obligation. The Collateral shall secure payment and performance of the obligations of Maker set forth herein. Maker shall execute and deliver to Payee at any time or times hereafter at the request of Payee, all financing statements or other documents (the “Security Instruments”), and take all further action which may be reasonably necessary or desirable to perfect and keep perfected the first priority security interest in the Collateral granted by Maker to Payee and to protect and preserve the Collateral and Payee’s security interest therein. Without limiting the generality of the foregoing, Maker acknowledges and agrees that, (a) on or before December 19, 2006, Payee or Maker shall file one or more UCC Financing Statements on Form UCC-1 with such governmental authorities as Payee determines, in its sole discretion, to be appropriate, in order evidence the security interest granted to it in any Collateral for which perfection requires or permits such a filing; and (b) Maker and Payee shall use reasonable best efforts to enter into an account collateral agreement with the bank in which the Collateral is held, in a form mutually agreeable to Maker, Payee and the bank, by December 20, 2006 or as soon as practicable thereafter. Notwithstanding the foregoing, Maker hereby authorizes Payee to file such Security Instruments without the signature of Maker.

Maker shall not create, incur, or allow any other lien or encumbrance on the Collateral without Payee’s prior written consent; provided, however, that if any such lien or encumbrance is expressly subordinate to Payee’s security interest and is the subject of an intercreditor agreement in form and substance satisfactory to Payee, then such consent shall not be unreasonably withheld or delayed.

Upon payment in full of the outstanding principal balance and accrued interest herein, Payee shall promptly execute and deliver to Maker such documents, instruments, termination statements and releases as shall be requested by Maker in order to terminate and discharge all of the liens, security interests and encumbrances created by or pursuant to this Note.

Upon the occurrence of an Event of Default (as defined below), Payee may exercise all rights or remedies that lenders may have as secured parties under the UCC. All proceeds from the Collateral, and all other amounts received by Payee pursuant to the terms of this Note, unless otherwise expressly required by law or regulation, shall be applied as follows: (i) First, to the payment of all expenses reasonably incurred by Payee in connection with Payee’s foreclosure on the Collateral, including, but not limited to, the expenses of taking possession of the Collateral and all court costs and all reasonable legal fees of Payee in connection therewith; (ii) Second, to the payment of all secured obligations owed to Payee which are due and are unpaid; and (iii) Third, the balance, if any, to Maker.

No delay or omission by Payee in exercising any right or remedy hereunder or with respect to any obligation of Maker to Payee secured hereunder shall operate as a waiver thereof or of any other right or remedy available to Payee, and no single or partial exercise thereof shall preclude any other or further exercise thereof or the exercise of any other right or remedy. All rights and remedies of Payee hereunder are cumulative.

The occurrence of any of the following shall constitute an “Event of Default.” Should the Maker, or any successors and assigns thereof:

(a) file a petition in voluntary bankruptcy or for an arrangement or reorganization pursuant to the bankruptcy laws of the United States, or any similar law, state or federal, whether now or hereafter existing (hereafter referred to as a “bankruptcy proceeding”);

(b) fail to obtain a vacation or stay of any involuntary bankruptcy proceeding within forty-five (45) days, as hereinafter provided;

(c) fail to pay, or admit in writing its inability or refusal to pay, its debts as they become due;

(d) have a trustee or receiver appointed for or have any court take jurisdiction of its property, or the major part thereof, in any involuntary proceeding for the purpose of reorganization, arrangement, dissolution or liquidation if such trustee or receiver shall not be discharged or if such jurisdiction be relinquished, vacated or stayed on appeal or otherwise within forty-five (45) days;

(e) fail to perform, comply with or observe any material agreement or obligation to be performed or complied with by it hereunder (other than as set forth in subparagraph (f) below); provided, however, that upon the occurrence of the foregoing event, Payee shall give Maker prior written notice that such occurrence shall constitute an Event of Default, and the opportunity to cure such occurrence within five (5) business days thereafter (unless such default is incapable of cure);

(f) fail to pay when due any principal, interest, fees, costs, expenses or other amounts payable hereunder; or

(g) make an assignment for the benefit of its creditors.

Upon the occurrence of any such Event of Default, the entire unpaid balance of principal on this Note, together with all accrued interest thereon, shall be due and payable either immediately or at any time during the continuance of such Event of Default, at the option of Payee. Additionally, the interest rate thereon shall automatically increase to eighteen percent (18%) per annum until the same shall be paid, but in any case, not to exceed the maximum rate permitted by law. Failure to exercise this option shall not constitute a waiver of the right to exercise the same upon the occurrence of any subsequent such Event of Default.

Except as set forth herein, demand, notice of demand, presentation for payment, notice of non-payment or dishonor, protest and notice of protest are hereby waived by Maker.

Maker shall have the right to prepay this Note in whole or in part, without penalty, at any time and from time to time, prior to the maturity date hereof.

This Note shall bind Maker and Maker’s heirs, representatives, successors and assigns and the benefits hereof shall inure to Payee and Payee’s successors and assigns; provided, however, that Maker shall not assign its obligations under this Note, by operation of law or otherwise, without Payee’s prior written consent.

If any term or provision of this Note or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Note, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby. Each term and provision of this Note shall be valid and enforceable to the fullest extent permitted by law.

In any action or proceeding arising out of or related to this Note, or the transactions contemplated hereby, the prevailing party therein shall be entitled to recover from the other party the reasonable attorneys’ and paralegals’, accountants’ and experts’ fees, court costs, filing fees, publication costs and other expenses incurred by the prevailing party in connection therewith, at trial and all appellate proceedings, and in all bankruptcy, administrative and similar proceedings.

Time is of the essence with respect to every provision hereof.

Any notice, approval, request, authorization, direction or other communication under this Note shall be given in writing and shall be deemed to have been delivered and given for all purposes (i) on the delivery date if delivered personally to the party to whom the same is directed or transmitted by facsimile with confirmation of receipt, (ii) one (1) business day after deposit with a commercial overnight carrier, with written verification of receipt, or (iii) five (5) business days after the mailing date, whether or not actually received, if sent by U.S. mail, return receipt requested, postage and charges prepaid, to the address of the Payee set forth herein or to Maker at 22700 Savi Ranch Parkway, Yorba Linda, California 92887 (or at such other address as may be communicated to the notifying party in writing).

This Note shall be governed by and interpreted and enforced pursuant to the laws of the State of California applicable to agreements made and to be performed in California, without giving effect to principles of conflict of laws. Maker consents to the jurisdiction of the Orange County, California Superior Court and the United States District Court located in Orange County, California as the venue with respect to any dispute or controversy arising under or in connection with this Note.

BPO MANAGEMENT SERVICES, INC., a Delaware corporation (formerly netGuru, Inc.)

By:	/s/ James Cortens
James Cortens, President